EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-239303 and Form S-8 Nos. 333-124867, 333-158772 and 333-223352) of our reports dated March 28, 2022, relating to the consolidated financial statements of WidePoint Corporation and subsidiaries, appearing in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Moss Adams, LLP

Moss Adams, LLP

San Diego, California

March 28, 2022